UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2008

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32843	51-0370507
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada	L6K 2Y1
(Address of principal executive offices)	(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 7, 2008, Tim Hortons Inc. (the “Company”) issued a press release containing financial information relating to its second quarter results and certain other information. The press release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

On August 7, 2008, the Company also announced that the Board of Directors (the “Board”) has approved a Cdn.$0.09 per share regular quarterly dividend. The dividend is payable on September 2, 2008 to stockholders of record on August 18, 2008. The declaration of all future dividends is subject to the Board’s discretion. The full text of the Company’s press release regarding its quarterly dividend is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release issued by the Company dated August 7, 2008 regarding the release of quarterly financial results and other information.

Exhibit 99.2	Press release issued by the Company dated August 7, 2008 announcing Cdn.$0.09 quarterly dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: August 7, 2008	By:	/s/ Jill E. Aebker
Jill E. Aebker Associate General Counsel and Secretary